Exhibit 5.2

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

March 30, 2023

Rexford Industrial Realty, Inc.

Rexford Industrial Realty, L.P.

11620 Wilshire Blvd.

Los Angeles, California 90025

Re:	Registration Statement on Form S-3

    Commission File Nos. 333-249932 and 333-249932-01

Ladies and Gentlemen:

We have served as Maryland counsel to Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Partnership”), and Rexford Industrial Realty, Inc., a Maryland corporation (the “Company” and, together with the Partnership, the “Note Parties”), in connection with certain matters of Maryland law relating to the offer, sale and issuance by the Partnership of up to $300,000,000 aggregate principal amount of senior notes consisting of 5.000% Senior Notes due 2028 (the “Senior Notes”), and the guarantee by the Company of the obligations of the Partnership under the Senior Notes (the “Guarantee”). The offering and sale of the Senior Notes and the Guarantee are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Note Parties, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, in the form filed with the Commission under the Securities Act;

2. The Note Parties’ Prospectus, dated as of November 6, 2020 (the “Base Prospectus), as supplemented by the Note Parties’ Preliminary Prospectus Supplement, dated as of March 28, 2023, and the Note Parties’ Prospectus Supplement, dated as of March 28, 2023 (together with the Base Prospectus, the “Prospectus”), each in the form in which it was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act;

3. The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Rexford Industrial Realty, Inc.

Rexford Industrial Realty, L.P.

March 30, 2023

4. The Fourth Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company and the Partnership, dated as of a recent date;

6. The Certificate of Limited Partnership of the Partnership (the “Certificate”), certified by the SDAT;

7. The Eighth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 17, 2022 (the “Partnership Agreement”), among the Company, as general partner, and the persons from time to time party thereto as limited partners, certified as of the date hereof by an officer of the Company;

8. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company and a duly authorized committee thereof relating to, among other matters, (a) the registration and issuance of the Senior Notes and the Guarantee, (b) the Underwriting Agreement and (c) the Indenture (each as defined herein), certified as of the date hereof by an officer of the Company;

9. The Underwriting Agreement, dated as of March 28, 2023 (the “Underwriting Agreement”), by and among the Note Parties and J.P. Morgan Securities LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters listed on Schedule A thereto.

10. The Indenture, dated as of November 16, 2020 (the “Base Indenture”), among the Company, the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the Third Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Partnership and the Trustee;

11. The Global Notes evidencing the Senior Notes, each dated as of the date hereof (the “Global Notes”), by the Partnership;

12. A certificate executed by an officer of the Company, dated as of the date hereof; and

Rexford Industrial Realty, Inc.

Rexford Industrial Realty, L.P.

March 30, 2023

13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Note Parties) is duly authorized to do so.

3. Each of the parties (other than the Note Parties) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Partnership is a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Rexford Industrial Realty, Inc.

Rexford Industrial Realty, L.P.

March 30, 2023

3. The execution and delivery of the Indenture and the Global Notes by the Company and the Partnership, as applicable, have been duly authorized, and the Indenture and the Global Notes have been duly executed and delivered by the Company and the Partnership, as applicable.

4. The issuance of the Senior Notes and the Guarantee by the Partnership and the Company, respectively, have been duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any U.S. federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s and the Partnership’s Current Report on Form 8-K relating to the issuance of the Senior Notes (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP